Exhibit 99.2

SIRVA, INC.

Supplemental Reconciliations

(Unaudited)

(In millions)	For the Years Ended December 31,
		Restated
	2005	2004
Operating Income (Loss) to Pro Forma Operating Income (Loss)

Operating income (loss) from continuing operations — as reported	$(122.4)	$49.4

Independent and internal reviews expense	61.1	0.1
Continental Europe restructuring and impairment charges	63.5	2.8

Operating income (loss) from continuing operations — pro forma	$2.2	$52.3

Income (Loss) from Continuing Operations Before Income Taxes to EBITDA from Continuing Operations

Income (loss) from continuing operations before income taxes — as reported	$(159.3)	$28.6

Interest expense, net	33.1	18.0
Depreciation and amortization	46.3	43.7

EBITDA from continuing operations	$(79.9)	$90.3

Note: Amortization of debt issuance costs of $3.5 and $1.6 for the years ended December 31, 2005 and 2004, respectively, have been excluded from interest expense in this schedule and included in depreciation and amortization.

EBITDA to Pro Forma EBITDA

EBITDA from continuing operations	$(79.9)	$90.3

Independent and internal reviews expense	61.1	0.1
Continental Europe restructuring and impairment charges	63.5	2.8

EBITDA from continuing operations — pro forma	$44.7	$93.2